UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 23, 2011 (May 18, 2011)
L. B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania	000-10436	25-1324733
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(I.R.S. EmployerIdentification No.)

415 Holiday Drive, Pittsburgh, Pennsylvania		15220
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(412) 928-3417

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2011, L. B. Foster Company (Company) announced that Stan L. Hasselbusch, President and Chief Executive Officer, plans to retire on December 31, 2011.  Mr. Hasselbusch joined the company in 1972 and held successfully progressing positions ultimately becoming President and CEO in 2002.  Lee B. Foster, Chairman of the Board, stated, “Stan has done an outstanding job during his long career with L.B. Foster and on behalf of the Board of Directors and all our employees I want to convey our sincere appreciation for so many significant contributions that have left an indelible mark on the Company.  Stan indicated that he had been contemplating this move for some time and felt that the end of this year, with the Portec acquisition successfully integrated, would be the perfect time to make the move.”

Mr. Foster went on to say, “Stan’s legacy is embodied in the significant increase in shareholder value achieved during his tenure as well as the exceptional management team he assembled and the institution of continuous improvement as part of the corporate culture.”

The Chicago based firm Crist/Kolder Associates has been retained to lead the search for Mr. Hasselbusch’s successor and Mr. Hasselbusch has agreed to remain through the transition.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting held on May 18, 2011, the following individuals were elected to the Board of Directors:

	Authority	Withheld
Name	Granted	Authority
Lee B. Foster II	8,332,164	186,040
Stan L. Hasselbusch	8,351,764	166,440
Peter McIlroy II	8,388,376	129,828
G. Thomas McKane	8,111,485	406,719
Diane B. Owen	8,392,764	125,440
William H. Rackoff	8,334,645	183,559
Suzanne B. Rowland	8,386,047	132,157

Also at the Company’s annual meeting held on May 18, 2011, approval was granted for the ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2011 with the following results:

	Authority	Withheld	Abstained
	Granted	Authority	Authority
Ernst & Young LLP	9,514,660	84,115	53,446

Also at the Company’s annual meeting held on May 18, 2011, approval was granted for the amendments to the 2006 Omnibus Incentive Plan with the following results:

	Authority	Withheld	Abstained
	Granted	Authority	Authority
Amendments to the 2006 Omnibus Incentive Plan	8,143,623	349,254	25,327

Also at the Company’s annual meeting held on May 18, 2011, approval was granted, on an advisory basis, for the compensation of the Company’s executive officers with the following results:

	Authority	Withheld	Abstained
	Granted	Authority	Authority
Advisory vote on compensation paid to executive officers	8,446,276	52,9889	18,939

Finally at the Company’s annual meeting held on May 18, 2011, approval was granted for the frequency with which the Company includes an advisory vote to approve or not approve the compensation of the Company’s executive officers with the following results:

	One	Two	Three
	Year	Years	Years	Abstain
Frequency of advisory vote on Executive Compensation	7,477,940	14,316	1,018,051	7,897

Item 8.01	Other Events.

On May 23, 2011, the Company announced that its Board of Directors authorized the repurchase of up to $25.0 million of its common shares until December 31, 2013 at which time this authorization will expire.  The timing and volume of these share repurchases will be at the discretion of management.  The last share repurchase authorization expired on December 31, 2010.

Item 8.01	Other Events.

On May 23, 2011, the Company announced that its Board of Directors declared a $0.025 per share quarterly cash dividend on its issued and outstanding shares of common stock, payable June 24, 2011 to shareholders of record at the close of business on June 10, 2011.  There are currently approximately 10.3 million shares outstanding.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1           Press Release – Stan L. Hasselbusch to Retire as CEO of L.B. Foster Co.

99.2           Press Release – L.B. Foster Company Announces Stock Repurchase Authorization and Quarterly Dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. Foster Company
(Registrant)

Date:  May 23, 2011
/s/ David J. Russo
David J. Russo
Senior Vice President,
Chief Financial and Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release – Stan L. Hasselbusch to Retire as CEO of L.B. Foster Co.
99.2	Press Release – L.B. Foster Company Announces Stock Repurchase Authorization and Quarterly Dividend